Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2006, except for the revision of the classification of certain investments discussed in Note 1, which is as of December 29, 2006, relating to the financial statements which appears in Catapult Communications Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.
/s/ PricewaterhouseCoopers LLP
San Jose, California
January 23, 2007